Exhibit 3.2


                                 RESTATED BYLAWS

                                       OF

                            KINNARD INVESTMENTS, INC.



                                TABLE OF CONTENTS

ARTICLE 1. OFFICES...........................................................20
         1.1. Offices........................................................20
ARTICLE 2. MEETINGS OF SHAREHOLDERS..........................................20
         2.1. Regular Meetings...............................................20
         2.2. Special Meetings...............................................20
         2.3. Record Date....................................................20
         2.4. Notice of Meetings.............................................20
                  2.4.1. To Whom Given.......................................20
                  2.4.2. When Given..........................................21
                  2.4.3. Contents of Notice..................................21
                  2.4.4. How Given...........................................21
                  2.4.5. Waiver Of Notice....................................21
         2.5. Quorum.........................................................21
         2.6. Adjournment of Meetings........................................21
         2.7. Shareholder Voting.............................................21
                  2.7.1. Vote Required to Pass a Matter......................21
                  2.7.2. Voting by Ballot....................................22
                  2.7.3. Jointly Owned Shares................................22
                  2.7.4. Voting Multiple Shares..............................22
                  2.7.5. Voting Shares Held by Organizations or
                         Legal Representatives...............................22
                  2.7.6. Proxies.............................................22
         2.8. Order of Business..............................................22
ARTICLE 3. DIRECTORS.........................................................22
         3.1. General Powers.................................................22
         3.2. Number of Directors............................................22
         3.3. Election of Directors and Term of Office.......................23
         3.4. Resignation....................................................23
         3.5. Removal of Directors...........................................23
                  3.5.1. Minnesota Business Corporations Act.................23
                  3.5.2. Automatic Removal If Not Re-Elected.................23
         3.6. Vacancies......................................................23
         3.7. Quorum.........................................................23
         3.8. Act of the Board...............................................23
         3.9. Advance Written Consent........................................23
         3.10. Board Meetings................................................24
                  3.10.1. Annual Meeting.....................................24
                  3.10.2. Regular Meetings...................................24
                  3.10.3. Special Meetings...................................24
                  3.10.4. Waiver of Notice...................................24
                  3.10.5. Order of Business..................................24
         3.11. Action without a Meeting......................................24
         3.12. Compensation..................................................24
         3.13. Executive Committee...........................................25
         3.14. Other Committees..............................................25
ARTICLE 4. OFFICERS..........................................................25
         4.1. Chief Executive Officer........................................25
         4.2. Chief Financial Officer........................................25
         4.3. Chairman of the Board..........................................25
         4.4. President......................................................25
         4.5. Vice Presidents................................................25
         4.6. Secretary......................................................26
         4.7. Treasurer......................................................26
         4.8. Other Officers.................................................26
         4.9. Election or Appointment of Officers............................26
         4.10. Term of Office................................................26
         4.11. Employment Rights not Affected................................26
         4.12. Removal from Office...........................................26
         4.13. Resignations..................................................26
         4.14. Vacancies in Office...........................................26
         4.15. Delegation....................................................26
ARTICLE 5. INDEMNIFICATION...................................................27
         5.1. Indemnification of Directors and Executive Officers............27
         5.2. Indemnification of Other Employees and Agents..................27
         5.3. Non-exclusivity................................................27
         5.4. Insurance......................................................27
ARTICLE 6. SHARES AND THEIR TRANSFER.........................................27
         6.1. Certificates of Stock..........................................27
         6.2. Stock Record...................................................27
         6.3. Identification of Shareholders.................................28
         6.4. Lost Stock Certificates........................................28
ARTICLE 7. GENERAL PROVISIONS................................................28
         7.1. Dividends or Distributions.....................................28
         7.2. Fiscal Year....................................................28
         7.3. Audit of Books and Accounts....................................28
         7.4. Seal...........................................................28
         7.5. Securities of Other Companies..................................28
                  7.5.1. Voting Securities Held by the Corporation...........28
                  7.5.2. Purchase and Sale of Securities.....................28
ARTICLE 8. AMENDMENTS OF BYLAWS..............................................29
         8.1. Amendments.....................................................29

                                 RESTATED BYLAWS
                                       OF
                           KINNARD INVESTMENTS, INC. (1)


                                   ARTICLE 1.
                                    OFFICES.

1.1. Offices. The principal executive office of the corporation shall be 920 Second Avenue South, Minneapolis, Minnesota 55402.(2) The corporation may have offices at such other places within or without the State of Minnesota as the board of directors shall from time to time determine or the business of the corporation requires. (3)


                                   ARTICLE 2.
                            MEETINGS OF SHAREHOLDERS.

2.1. Regular Meetings. A regular meeting of the shareholders of the corporation entitled to vote shall be held at the principal executive office of the corporation or at such other place, within or without the State of Minnesota, as is designated by the board of directors, or by written consent of all the shareholders entitled to vote thereat, on an annual basis, at a specified time on a regular business day, during the month of May or such other month as shall be determined by the board of directors. At the meeting, the shareholders, voting as provided in the Articles of Incorporation and these Bylaws, shall elect directors and shall transact such other business as shall properly come before the meeting. (4)

2.2. Special Meetings. Special meetings of the shareholders entitled to vote may be called by the chairman of the board, chief executive officer, the chief financial officer, or two or more directors for the purposes and under the circumstances specified in the Minnesota Business Corporations Act, as amended, and in accordance with the procedures thereof. Special meetings of the shareholders entitled to vote also may be demanded by a shareholder or shareholders meeting the requirements of the Minnesota Business Corporations Act, as amended, for the purposes and under the circumstances specified therein, in accordance with the procedures thereof. (5)

2.3. Record Date. The board of directors may fix a date not more than 60 days before the date of a meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of and entitled to vote at such meeting, notwithstanding any transfer of any shares on the books of the corporation after any record date so fixed. When a date is so fixed, only shareholders on that date are entitled to notice of and entitled to vote at that meeting of shareholders. In the absence of action by the board, only shareholders of record 20 days before the date of a meeting are entitled to notice of and entitled to vote at such meeting. (6)

2.4. Notice of Meetings. Notice of meetings of shareholders shall be given as follows:

     2.4.1. To Whom Given. Notice of all meetings of shareholders shall be given to every holder of shares entitled to vote at the meeting (1) unless the meeting is an adjourned meeting to be held not more than 120 days after the date fixed for the original meeting and the date, time, and place of the meeting were announced at the time of the original meeting or any adjournment of the original meeting. or (2) unless the Minnesota Business Corporations Act does not require notice. When the law requires notice to be given to all shareholders, whether or not entitled to vote at the meeting, notice shall be so given. (7)

     2.4.2. When Given. In all instances where a specific minimum notice period has not otherwise been fixed by law, the notice shall be given at least seven days before the date of the meeting, and not more than 60 days before the date of the meeting. (8)

     2.4.3. Contents of Notice. The notice shall contain the date, time, and place of the meeting. In the case of a special meeting, the notice shall contain a statement of the purposes of the meeting. This notice shall contain any other information required by the Minnesota Business Corporations Act, such as information on dissenters' rights where applicable. The notice may also contain any other information deemed necessary or desirable by the board or by any other person or persons calling the meeting. (9)

     2.4.4. How Given. Notice of a meeting shall be given to each shareholder entitled thereto by mailing a copy to an address designated by the shareholder or to the last known address of the shareholder. Alternatively, notice may be given by communicating to a shareholder orally, or by handing a copy to the shareholder, or by leaving a copy at the office of the shareholder with a clerk or other person in charge of the office, or if there is no one in charge, by leaving a copy in a conspicuous place in the office, or if the office is closed or the shareholder to be notified has no office, by leaving a copy at the dwelling house or usual place of abode of the shareholder with some person of suitable age and discretion then residing therein, or in any other manner allowed by the Minnesota Business Corporations Act. Notice by mail is given when deposited in the United States mail with sufficient postage affixed. Notice is deemed received when it is given. (10)

     2.4.5. Waiver Of Notice. A shareholder may waive notice of a meeting of shareholders. A waiver of notice by a shareholder entitled to notice is effective whether given before, at, or after the meeting, and whether given in writing, orally, or by attendance. Attendance by a shareholder at a meeting is a waiver of notice of that meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting. (11)

2.5. Quorum. The holders of twenty-five percent (25%) of the voting power of the shares entitled to vote at a meeting, represented either in person or by proxy, shall constitute a quorum for the transaction of business at any regular or special meeting of the shareholders. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until conclusion of the meeting, even though the withdrawal of any shareholders originally present leaves less than the proportion or number otherwise required for a quorum. (12)

2.6. Adjournment of Meetings. In case a quorum is not present at any meeting, those present shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the required number of voting shares shall be represented. At such adjourned meetings at which the required number of voting shares shall be represented, any business may be transacted which might have been transacted at the original meeting. If any meeting becomes deadlocked in that neither a motion to conclude the meeting nor a motion to adjourn the meeting to another date or time passes, the presiding chairman has the power to declare the meeting either be concluded or be adjourned to another date or time.

2.7. Shareholder Voting. Shareholders entitled to vote at a meeting may do so in accordance with the following provisions and in accordance with any additional applicable provisions of the Minnesota Business Corporations Act:

     2.7.1. Vote Required to Pass a Matter. Elections of directors and other items of business placed to the shareholders for vote shall be enacted if voted for by the holders of the greater of (1) a majority of the voting power of the shares present and entitled to vote on that matter or (2) a majority of the voting power of the minimum number of the shares entitled to vote that would constitute a quorum for the transaction of business at the meeting, except whether the Minnesota Business Corporations Act or the Articles of Incorporation require a greater proportion or number. (13)

     2.7.2. Voting by Ballot. Upon the demand of any shareholder or in the discretion of the presiding chairman of the meeting, the vote upon any matter before the meeting shall be by ballot.

     2.7.3. Jointly Owned Shares. Shares owned by two or more shareholders may be voted by any one of them unless the corporation receives written notice from one of them denying the authority of that person to vote those shares. (14)

     2.7.4. Voting Multiple Shares. Except as provided in Section 2.7.3 above, a shareholder is entitled to vote any portion of the shares in any way the shareholder chooses. If a shareholder votes without designating the proportion or number of shares voted in a particular way, the shareholder is deemed to have voted all the shares in that way. (15)

     2.7.5. Voting Shares Held by Organizations or Legal Representatives The voting of shares held by other corporations, shares under the control of a personal representative, administrator, executor, guardian, conservator, or attorney-in-fact, trustee, bankruptcy trustee, receiver or other organization, and pledged shares shall be governed by the provisions of the Minnesota Business Corporations Act. (16)

     2.7.6. Proxies. Proxies shall be dealt with in accordance with the provisions set forth in the Minnesota Business Corporations Act, as amended, and in accordance with any state or federal laws or regulations governing proxies and their solicitation. (17)

2.8. Order of Business. The suggested order of business at the regular meeting and, to the extent appropriate, at all other meetings of the shareholders shall, unless modified by the presiding chairman, be:

         (a)      Call of roll
         (b)      Proof of due notice of meeting or waiver of notice
         (c)      Determination of existence of quorum
         (d)      Reading and disposal of any unapproved minutes
         (e)      Annual reports of officers and committees
         (f)      Election of directors
         (g)      Unfinished business
         (h)      New business
         (i)      Conclusion of meeting or adjournment to another date and time.


                                   ARTICLE 3.
                                   DIRECTORS

3.1. General Powers. The property, affairs and business of the corporation shall be managed by a board of directors. (18)

3.2. Number of Directors. At each regular meeting of shareholders, the shareholders shall determine the number of directors, which shall not be less than the minimum required by law. Between regular meetings of shareholders, the authorized number of directors may be increased by the shareholders or by the board of directors or decreased by the shareholders. No decrease in the number of directors pursuant to this section shall cause any director then in office to be removed until the expiration of his or her term. (19)

3.3. Election of Directors and Term of Office. At each regular meeting of shareholders, elections shall be held for directors. Each director shall serve for a term that expires at the next regular meeting of the shareholders. A director shall hold office until the term expires and until a successor is elected and has qualified, or until the earlier death, resignation, removal or disqualification of the director. (20)

3.4. Resignation. A director may resign at any time by giving written notice to the corporation. The resignation is effective without acceptance when the notice is given to the corporation, unless a later effective time is specified in the notice. (21)

3.5.  Removal of Directors.  Directors may be removed as follows:

     3.5.1. Minnesota Business Corporations Act. Directors may be removed by the procedures specified in the Minnesota Business Corporations Act, as amended. (22)

     3.5.2. Automatic Removal If Not Re-Elected. If, in an election by shareholders, a current director does not receive sufficient votes in favor of his or her re-election and no other person receives sufficient votes in the elections to fill the position, the current director shall automatically be removed as a director at the conclusion of the meeting in which the election occurred and the position shall be vacant until otherwise filled. However, if elections result in no one receiving sufficient votes to be elected or re-elected as director, the current board shall continue to serve until a successor for at least one directorship position is elected and qualified.

3.6. Vacancies. Vacancies on the board of directors may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum, except that vacancies on the board resulting from newly created directorships may be filled by the affirmative vote of two-thirds of the directors serving at the time of the increase. A director so elected shall serve for a term that expires at the next regular or special meeting of the shareholders. A director so elected shall hold office until the term expires and until a successor is elected and has qualified, or until the earlier death, resignation, removal or disqualification of the director. (23)

3.7. Quorum. A majority of the directors currently holding office is a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn a meeting from time to time until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until the meeting is concluded, even though the withdrawal of a number of directors originally present leaves less than the proportion or number otherwise required for a quorum. (24)

3.8. Act of the Board. The board shall take action by the affirmative vote of the greater of (1) a majority of directors present at a duly held meeting at the time the action is taken, or (2) a majority of the minimum number of directors that would constitute a quorum for the transaction of business at the meeting, except where applicable law or the articles require the affirmative vote of a larger proportion or number. (25)

3.9. Advance Written Consent. A director may give advance written consent or objection to a proposal to be acted on at a board meeting. If the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected, such consent or objection shall be counted as a vote for or against the proposal, and shall be recorded in the minutes of the meeting. Such consent or objection shall not constitute presence for purposes of determining the existence of a quorum. (26)

3.10. Board Meetings. Meetings of the board of directors shall be governed by the following bylaws and applicable provisions of the Minnesota Business Corporations Act:

     3.10.1. Annual Meeting. As soon as practicable after each annual election of directors at the regular meeting of shareholders, the board of directors shall meet for the purpose of organization, electing or appointing officers of the corporation, and transaction of other business, at the place where the meeting of shareholders is held or at the place where regular meetings of the board of directors are held. No notice of such meeting need be given. Such first meeting may be held at any other time and place specified in a notice given as hereinafter provided for special meetings (such notice may be waived as provided in these bylaws).

     3.10.2. Regular Meetings. Regular meetings of the board of directors shall be held at such times and places as determined by the board of directors. If the time and place for regular meetings have been announced in a previous meeting of the board, no additional notice is required. (27)

     3.10.3. Special Meetings. Any director or the chief executive officer may call a board meeting by giving notice to each director at least 24 hours in advance of the meeting if the notice is given face to face or telephonically (but not by leaving an answering machine, voice mail or similar message) or at least three days in advance of the meeting if the notice is given by mail, facsimile or other electronic, written transmission. The notice shall state the time and place of the meeting, and the purpose or purposes of the meeting. If a specific date, time and place for a special meeting has been announced in a previous meeting of the board, no additional notice is required. (28)

     3.10.4. Waiver of Notice. A director may waive notice of a board meeting either before, at or after the meeting, and may do so in writing, orally or by attendance at the meeting. Attendance by a director at a meeting is a waiver of notice of that meeting unless the director objects at the beginning of the meeting to the transaction of business because of insufficient notice and does not participate thereafter in the meeting.
     (29)

     3.10.5. Order of Business. The suggested order of business at any meeting of the board of directors, to the extent appropriate and unless modified by the presiding chairman, shall be:

          (a)      Roll call
          (b) Proof of due notice of meeting or waiver of notice, or unanimous presence and declaration of unanimous presence
          (c)      Determination of existence of quorum
          (d)      Reading and disposal of any unapproved minutes
          (e)      Reports of officers and committees
          (f)      Election of officers
          (g)      Unfinished business
          (h)      New business
          (i)      Adjournment.

3.11. Action without a Meeting. An action required or permitted to be taken at a board meeting may be taken by written action signed by all the directors. A written action is effective at the time it is signed by all the directors, unless a different effective time is provided in the written action. (30)

3.12. Compensation. Directors who are not salaried officers of the corporation shall receive such fixed compensation per meeting attended or such fixed annual compensation as shall be determined from time to time by resolution of the board of directors. Nothing herein contained shall be construed to preclude any director from serving this corporation in any other capacity and receiving proper compensation therefor. (31)

3.13. Executive Committee. The board of directors may, by resolution approved by the affirmative vote of the majority of the board, establish an Executive Committee, which, to the extent determined by the affirmative vote of the majority of the board, shall have and exercise the authority of the board in the management of the business of the corporation. The committee shall consist of two or more directors, appointed and subject to removal by the affirmative vote of the majority of the board. Any such Executive Committee shall act only in the interval between meetings of the board and shall be subject at all times to the control and direction of the board. (32)

3.14. Other Committees. The board of directors may, by resolution approved by the affirmative vote of the majority of the board, establish other committees having the authority, to the extent provided in the resolution, of the board in the management of the business of the corporation. Committees shall consist of one or more natural persons, who need not be directors, appointed by affirmative vote of a majority of the directors present. Such committees shall be governed by the applicable provisions in the Minnesota Business Corporations Act. (33)


                                   ARTICLE 4.
                                   OFFICERS

4.1. Chief Executive Officer. The corporation shall have one or more natural persons exercising the functions of the office, however designated, of chief executive officer. The functions of this office shall be as set forth in the Minnesota Business Corporations Act, as amended. (34)

4.2. Chief Financial Officer. The corporation shall have one or more natural persons exercising the functions of the office, however designated, of chief financial officer. The functions of this office shall be as set forth in the Minnesota Business Corporations Act, as amended. (35)

4.3. Chairman of the Board. The board of directors may, in its discretion, elect one of its members as chairman of the board. The chairman of the board shall have the powers, rights, responsibilities and duties as may be assigned to him or her by the board. (36)

4.4. President. The president, if one be appointed, shall have the powers, rights, responsibilities and duties as may be assigned to him or her by the board of directors. Unless otherwise determined by the board, the president shall be the chief executive officer of the corporation. (37)

4.5. Vice Presidents. Each vice president, if any be appointed, shall have the powers, rights, responsibilities and duties as may be assigned to him or her by the board of directors. The board may designate a vice president or vice presidents to perform the duties of the president or chief executive officer, in the event of the absence or disability of the president or chief executive officer. (38)

4.6. Secretary. The Secretary, if one be appointed, shall have the powers, rights, responsibilities and duties as may be assigned to him or her by the board of directors. Unless otherwise determined by the board, he or she shall have the following duties: He or she shall be secretary of and shall attend all meetings of the shareholders and board of directors. He or she shall act as clerk thereof and shall record all the proceedings of such meetings in the minute book of the corporation. He or she may assist the directors in giving proper notice of meetings of shareholders and directors. (39)

4.7. Treasurer. The Treasurer, if one be appointed, shall have the powers, rights, responsibilities and duties as may be assigned to him or her by the board of directors. Unless otherwise determined by the board, the treasurer shall be the chief financial officer of the corporation. (40)

4.8. Other Officers. The board may elect or appoint any other officers or agents the board determines to be necessary for the operation and management of the corporation. Each such officer shall have the powers, rights, responsibilities and duties as may be assigned to him or her by the board of directors. (41)

4.9. Election or Appointment of Officers. At each annual meeting of the board of directors, the board shall elect one or more persons to exercise the functions of chief executive officer and chief financial officer and shall elect any other officers it determines to be appropriate. Officers also may be elected at other board meetings or by written action.

4.10. Term of Office. An officer shall hold office until the next annual meeting of the board and until a successor is elected and has qualified, or until the earlier death, resignation, removal or disqualification of the officer. If an officer is an employee and his or her employment is terminated, the holding of office also shall terminate at the time of termination of employment.

4.11. Employment Rights not Affected. The appointment of any person to any office shall not of itself create any employment or other contractual rights, nor does it change in any way the "at-will" nature of or other term of any existing employment of that employee, nor shall it cause board action to be required to terminate the employment of that employee. (42)

4.12. Removal from Office. Any officer may be removed from his or her office with or without cause by the affirmative vote of a majority of the entire board of directors (without prejudice, however, to any contract rights of such officer). (43)

4.13. Resignations. An officer may resign from his or her office at any time by giving written notice to the corporation. The resignation is effective without acceptance when the notice is given to the corporation, unless a later effective time is specified in the notice.

4.14. Vacancies in Office. If there be a vacancy in any office of the corporation, by reason of death, resignation, removal or otherwise, such vacancy may be filled for the unexpired term by the board of directors at any regular or special meeting.

4.15. Delegation. Unless prohibited by a resolution approved by the affirmative vote of a majority of the directors present, an officer may delegate some or all of the duties and powers of his or her office to other persons. An officer who does so remains subject to the standard of conduct for an officer with respect to the discharge of all duties and powers so delegated. (44)


                                   ARTICLE 5.
                                 INDEMNIFICATION

5.1. Indemnification of Directors and Executive Officers. Persons who serve or served as directors, chief executive officer, chief financial officer, president, executive vice-presidents, secretary, treasurer or in-house counsel, and such other persons or classes of persons as may be specifically designated by the board of directors from time to time, shall be entitled to indemnification by the corporation for costs and liabilities arising from, and to advancement of expenses arising from defense against, proceedings brought or threatened against them, to the full extent provided in the Articles of Incorporation and the Minnesota Business Corporations Act. However, the indemnification under this Section with respect to a person identified above who is serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall apply only to the extent such person is not indemnified by such other corporation, partnership, joint venture, trust or other enterprise. The indemnification and advancement of expenses provided by this section shall continue as to a person who has ceased to be a director or officer or agent of the corporation and shall inure to the benefit of the heirs, executors and administrators of such person. (45)

5.2. Indemnification of Other Employees and Agents. Each person who is not a member of the class of persons eligible for indemnification pursuant to Section
5.1 above may be entitled to indemnification from costs and liabilities arising from, and to advancement of expenses arising from defense against, proceedings brought or threatened against them, to the full extent provided in the Articles of Incorporation and the Minnesota Business Corporations Act. Determination of whether such indemnification shall be provided shall be made by an officer who is charged with responsibility for monitoring litigation and other disputes. An employee who disagrees with the decision of such an officer may petition the board of directors to reconsider the officer's decision. If so petitioned, the board has total discretion in reaching its decision. Any decision regarding indemnification  under this  Section  shall be made taking  into  consideration, among other factors that may be considered, the effect that providing indemnification may have on supervisory responsibilities of the corporation over the employee seeking indemnification or over other employees. Any indemnification under this Section with respect to a person serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall apply only to the extent such person is not indemnified by such other corporation, partnership, joint venture, trust or other enterprise. The indemnification provided under this section may continue as to a person who has ceased to be an employee or agent and may inure to the benefit of the heirs, executors and administrators of such person. (46)

5.3. Non-exclusivity. The foregoing right of indemnification for persons in the class covered under Section 5.1 and permissive indemnification for persons in the class covered under Section 5.2 shall not be exclusive of other rights to which a current or former director, officer, employee or agent may be entitled as a matter of law.

5.4. Insurance. To the full extent permitted by law, the corporation may purchase and maintain insurance on behalf of any current or former director, officer, employee or agent against any liability asserted against such person and incurred by such person in such capacity.


                                   ARTICLE 6.
                            SHARES AND THEIR TRANSFER

6.1. Certificates of Stock. All shares of the corporation shall be represented by certificates, unless the board designates certain classes or series of shares as uncertificated. (47)

6.2. Stock Record. A record shall be kept of the name of the person, firm or corporation owning the stock represented by such certificates respectively, the respective dates thereof and, in the case of cancellation, the respective dates of cancellation. Transfer of shares on the books of the corporation may be authorized only by the shareholder named in the certificate (or his legal representative or duly authorized attorney-in-fact) and upon surrender for cancellation of the certificate or certificates for such shares. Every certificate surrendered to the corporation for exchange or transfer shall be canceled and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled (unless provisions of the Minnesota Business Corporations Act and the Uniform Commercial Code dealing with lost certificates have been satisfied).
(48)

6.3. Identification of Shareholders. Except as otherwise provided in this Section, the person in whose name shares are recorded on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes. However, where a shareholder holds shares for the benefit of beneficial owners, as contemplated in state or federal laws and regulations or rules of broker/dealer self-regulatory organizations, and in accordance with normal practice, such shareholder may indicate in writing to the corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of one or more beneficial owners. Upon receipt by the corporation of the writing, the persons so specified as beneficial owners, rather than the actual holder of record, shall be deemed the shareholders of the corporation. (49)

6.4. Lost Stock Certificates. Lost stock certificates shall be dealt with in accordance with the provisions of the Minnesota Business Corporations Act and the Uniform Commercial Code as enacted in Minnesota. (50)


                                   ARTICLE 7.
                               GENERAL PROVISIONS

7.1. Dividends or Distributions. The board of directors may declare, and the corporation may pay, dividends or distributions on its outstanding shares in the manner and upon the terms and conditions provided by law. (51)

7.2. Fiscal Year. The fiscal year of the corporation shall be established by the board of directors.

7.3. Audit of Books and Accounts. The books and accounts of the corporation shall be audited at least once in each fiscal year or at such times as may be ordered by the board of directors.

7.4. Seal. The corporation shall have such corporate seal or no corporate seal as the board of directors shall from time to time determine.

7.5. Securities of Other Companies. The corporation may hold securities of other companies. Such holdings shall be governed by applicable laws and the following provisions:

     7.5.1. Voting Securities Held by the Corporation. Unless otherwise ordered by the board of directors, the chief executive officer shall have full power and authority on behalf of the corporation (i) to attend and to vote at any meeting of security holders of other companies in which the corporation may hold securities; (ii) to execute any proxy for such meeting on behalf of the corporation and (iii) to execute a written action in lieu of a meeting of such other company on behalf of this corporation. At such meeting, by such proxy or by such writing in lieu of meeting, the chief executive officer shall possess and may exercise on behalf of the corporation all rights and powers incident to the ownership of such securities that the corporation might have possessed and exercised if it had been present. The board of directors may, from time to time, confer like powers upon any other person or persons. (52)

     7.5.2. Purchase and Sale of Securities. Unless otherwise ordered by the board of directors, the chief executive officer shall have full power and authority on behalf of the corporation to purchase, sell, transfer or encumber any and all securities of any other company owned by the corporation and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The board of directors may, from time to time, confer like powers upon any other person or persons.


                                   ARTICLE 8.
                              AMENDMENTS OF BYLAWS

8.1. Amendments. These Bylaws may be altered, amended, added to or repealed by action of the board of directors, subject to the power of the shareholders to change or repeal such bylaws and subject to any other limitations on such authority of the board contained in the Minnesota Business Corporations Act.
(53)



- --------
1 These footnotes are added solely for the convenience of the user. They are not part of the bylaws as enacted. Although various references are made to the Minnesota Business Corporations Act and other statutes, such references are not exhaustive.
2    See Minn. Stat. ss. 302A.011 Subd. 23 and Minn. Stat. ss. 302A.011 Subd. 3.
3    See Minn. Stat. ss. 302A.161 Subd. 10.
4    See Minn. Stat. ss. 302A.431.
5    See Minn. Stat. ss. 302A.433.
6 See Bylaws Section 6.3 for procedures regarding identification of beneficial owners as shareholders.
     See also Minn. Stat. ss. 302A.445 Subd. 1.
7    See Minn. Stat. ss. 302A.435 Subd. 1.
8    See Minn. Stat. ss. 302A.435 Subd. 2.
9    See Minn. Stat. ss. 302A.435 Subd. 3.
10   See Minn. Stat. ss. 302A.011 Subd. 17.
11   See Minn. Stat. ss. 302A.435 Subd. 4.
12   See Minn. Stat. ss. 302A.443.   Minn. Stat. ss. 302A.181 Subd. 2 restricts
     the board from amending or repealing a bylaw fixing the quorum for a shareholders meeting. Such a change must done by the shareholders.
13   See Minn. Stat. ss. 302A.437 Subd. 1.
14   See Minn. Stat. ss. 302A.445 Subd. 5.
15   See Minn. Stat. ss. 302A.445 Subd. 6.
16   See Minn. Stat. ss. 302A.447.
17   Minn. Stat. ss. 302A.449 governs proxies.  Section 14 of the Securities
     Act of 1934 and Regulation 14A thereunder also govern proxies and the solicitation of proxies. See also Bylaws Section 6.3 regarding the identification of beneficial owners of shares held in street name.
18   See Minn. Stat. ss. 302A.201 Subd. 1.
19   See Minn. Stat. ss. 302A.203.  Minn. Stat. ss. 302A.181 states that the board cannot amend or repeal a bylaw that fixes the quorum for meetings of shareholders.
20 See Minn. Stat. ss. 302A.207. If a director is not reelected and no successor is elected, the director is automatically removed under Bylaws
     Section 3.5.2.  Minn. Stat. ss. 302A.181 states that the board of directors does not have power to change the term of office for directors.
21   See Minn. Stat. ss. 302A.221.
22   See Minn. Stat. ss. 302A.223.
23   See Minn. Stat. ss. 302A.225.
24   See Minn. Stat. ss. 302A.235.  However, for most matters, if some of the directors leave a meeting, the remaining directors must obtain an affirmative vote of least a majority of the smallest number that constitutes a quorum. See Bylaws Section 3.8 and Minn. Stat. ss. 302A.237.
25   See Minn. Stat. ss. 302A.237.
26   See Minn. Stat. ss. 302A.233.
27   See Minn. Stat. ss. 302A.231 Subd. 1.
28   See Minn. Stat. ss. 302A.231 Subd. 3.
29   See Minn. Stat. ss. 302A.231 Subd. 5.
30   See Minn. Stat. ss. 302A.239.
31   See Minn. Stat. ss. 302A.211.
32 Note that to establish a committee requires "an affirmative vote of the majority of the board," Minn. Stat. ss. 302A.241 Subd. 1. This is a stricter requirement than the normal requirement. (Most matters require an affirmative vote of the directors present at a meeting and at least a majority of the number needed for a quorum.)
33   See previous footnote.
34   See Minn. Stat. ss. 302A.301.  The duties of the office of chief executive officer, unless modified by the board, are as set out in Minn. Stat. ss. 302A.305 Subd. 2. See also Bylaws Sections 7.5.1 and 7.5.2 for additional powers conferred on the chief executive officer to deal with securities of other companies held by the corporation.
35 See Minn. Stat. ss. 302A.301. The duties of the office of chief financial officer, unless modified by the board, are as set out in Minn. Stat. ss. 302A.305 Subd. 3.
36   See Minn. Stat. ss. 302A.311.
37   See Minn. Stat. ss. 302A.311.
38   See Minn. Stat. ss. 302A.311.
39   See Minn. Stat. ss. 302A.311.
40   See Minn. Stat. ss. 302A.311.
41   See Minn. Stat. ss. 302A.311.
42   See Minn. Stat. ss. 302A.331.
43 Note that removal requires the vote of the majority of the entire board, not just the majority of the board present at a meeting. This is a stricter standard than the normal standard.
44   See Minn. Stat. ss. 302A.351.
45   See Minn. Stat. ss. 302A.521.
46   See Minn. Stat. ss. 302A.521.
47   See Minn. Stat. ss. 302A.417.
48   See Bylaws Section 6.4.
49 See Minn. Stat. ss. 302A.445 Subd. 2, and "General Comment" under Reporter's Notes thereto. See also Regulation 14A under the Securities and Exchange Act of 1934, and Rules 14b-1 and 14b-2 thereunder.
50 The Minnesota Business Corporations Act provision is at Minn. Stat. ss. 302A.419; the Minnesota Uniform Commercial Code provision is as Minn.
     Stat. ss. 336.8-405.
51 The requirements that must be met to declare and issue dividends or distributions are set forth in Minn. Stat. ss. 302A.551.
52   See Minn. Stat. ss. 302A.447 Subd. 1.
53 Under Minn. Stat. ss. 302A.181, after the adoption of the initial bylaws, the board may not "adopt, amend, or repeal a bylaw fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the board, or fixing the number of directors or their classifications, qualifications, or terms of office, but may adopt or amend a bylaw to increase the number of directors."